Exhibit 4.3

LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

DATED 22 November 2006
TURQUOISE CARD BACKED SECURITIES PLC
as Issuer

AND

HSBC BANK PLC
as Principal Paying Agent, UK Registrar, Agent Bank and UK Transfer Agent

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK
as Note Trustee and Security Trustee

AND

TURQUOISE FUNDING 1 LIMITED
as Loan Note Issuer No. 1

AND

TURQUOISE FUNDING 2 LIMITED
as Loan Note Issuer No. 2

AND

HSBC BANK USA, NATIONAL ASSOCIATION
as US Registrar, US Transfer Agent and US Paying Agent

AND

HSBC BANK PLC
as Bank Account Operator and Account Bank

AND

HSBC USA Inc.
as Swap Counterparty

NOTE TRUST DEED SUPPLEMENT
SUPPLEMENTAL TO THE NOTE TRUST DEED
DATED 23 MAY 2006

SERIES 2006-2 NOTES SCHEDULED FOR REDEMPTION IN OCTOBER 2009

ISSUED UNDER THE
TURQUOISE FUNDING MEDIUM TERM NOTE PROGRAMME

THIS NOTE TRUST DEED SUPPLEMENT is made on 22 November 2006

BETWEEN:

(1)	TURQUOISE CARD BACKED SECURITIES PLC, a public limited liability company incorporated in England and Wales (registered number 5506646) whose registered office is at c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ (the ‘‘Issuer’’);

(2)	HSBC BANK PLC, a banking corporation acting through its office at 8 Canada Square, London E14 5HQ as principal paying agent (the ‘‘Principal Paying Agent’’), registrar (the ‘‘UK Registrar’’) agent bank (the ‘‘Agent Bank’’) and transfer agent (the ‘‘UK Transfer Agent’’) under the Agency Agreement);

(3)	HSBC BANK USA, NATIONAL ASSOCIATION, a New York banking corporation acting through its office at 10 East 40th Street, New York, NY 10016, United States as registrar (the ‘‘US Registrar’’), transfer agent (the ‘‘US Transfer Agent’’) and as US paying agent (the ‘‘US Paying Agent’’) under the Agency Agreement;

(4)	TURQUOISE FUNDING 1 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands with registered number 92327, having its registered office at 26 New Street, St. Helier, Jersey, Channel Islands JE2 3RA (the ‘‘Loan Note Issuer No. 1’’);

(5)	TURQUOISE FUNDING 2 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands, with registration number 92329 and having its registered office at 26 New Street, St. Helier, Jersey, Channel Islands JE2 3RA (the ‘‘Loan Note Issuer No. 2’’);

(6)	LAW DEBENTURE TRUST COMPANY OF NEW YORK, acting through its New York branch whose principal place of business is at 767 Third Avenue-31st floor, New York, New York 10017 United States of America as Note Trustee (the ‘‘Note Trustee’’), which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Note Trust Deed and as security trustee (the ‘‘Security Trustee’’) which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Security Trust Deed;

(7)	HSBC BANK PLC, whose registered office is at 8 Canada Square, London E14 5HQ in its capacity as bank account operator (the ‘‘Bank Account Operator’’) and as the account bank (the ‘‘Account Bank’’); and

(8)	HSBC USA INC., whose principal executive office is at 452 Fifth Avenue, New York, New York, 10018, as swap counterparty (the ‘‘Swap Counterparty’’) under each of the Swap Agreements (in such respective capacities, the ‘‘Class A Swap Counterparty’’, the ‘‘Class B Swap Counterparty’’ and the ‘‘Class C Swap Counterparty’’).

WHEREAS

(A)	The Issuer has established the Programme for the issuance of Notes pursuant to the terms of the Note Trust Deed.

(B)	This Note Trust Deed Supplement is supplemental to the Note Trust Deed. The Principal Paying Agent, the US Paying Agent, the Agent Bank and the Swap Counterparty wish to accede to the Note Trust Deed pursuant to this Note Trust Deed Supplement.

(C)	By virtue of Clause 2 (Amount and Issue of the Series of Notes) of the Note Trust Deed, the Issuer is at liberty (subject as therein provided) to create and issue new Series of Notes, each Series of Notes to be constituted by a Note Trust Deed Supplement to the Note Trust Deed upon such terms as the Issuer may determine.

(D)	The Issuer has by resolution of its board of directors authorised the issue of $10,000,000,000 in aggregate principal amount of the Series 2006-2 Notes to be constituted and secured in the manner hereinafter appearing.

(E)	The Principal Paying Agent has agreed to act as principal paying agent in respect of the Series 2006-2 Notes.

(F)	The Note Trustee has agreed to act as trustee in relation to the Series 2006-2 Notes upon and subject to the terms and conditions hereinafter contained.

(G)	The issue of the Series 2006-2 Notes will not cause the Programme Limit to be exceeded.

(H)	The Security Trustee, the Loan Note Issuer No. 1, the Loan Note Issuer No. 2 and the Account Bank are each party to this Note Trust Deed Supplement for the purpose of acknowledging the notice of assignment contained in Clause 6.2 herein.

NOW THIS NOTE TRUST DEED SUPPLEMENT WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	DEFINITIONS

1.1	Unless defined herein or the context requires otherwise, the words and phrases defined in (i) the master framework agreement dated 23 May 2006 as amended and restated from time to time between, inter alios, the Issuer and the Note Trustee (the ‘‘Issuer Master Framework Agreement’’) (ii) the Note Trust Deed (iii) the Terms and Conditions set out in Schedule 1 to the Note Trust Deed (as amended and supplemented by Schedule 1 hereto) (the ‘‘Conditions’’) and (iv) the Trust Master Framework Agreement, shall have the same meanings in this Note Trust Deed Supplement. In the case of any inconsistency between the defined terms in each of the said documents, such definitions shall take precedence in the following order with respect to Series 2006-2 only: this Note Trust Deed Supplement, the Conditions, the Note Trust Deed, the Issuer Master Framework Agreement and the Trust Master Framework Agreement.

1.2	Incorporation of Common Terms

Except as provided below, the Common Terms apply to this Note Trust Deed Supplement, where applicable, and shall be binding on the parties to this Note Trust Deed Supplement and the Noteholders as if set out in full in this Note Trust Deed Supplement.

1.3	Amendment to Common Terms

The Common Terms are, for the purposes of this Note Trust Deed Supplement, amended so that Paragraph 1 (Further Assurance) of the Common Terms applies to this Note Trust Deed Supplement as if set out in full in this Note Trust Deed Supplement, and as if the Issuer were the Obligor (as defined therein) and the Note Trustee were the Obligee (as defined therein).

1.4	Conflict with Common Terms

If there is any conflict between the provisions of the Common Terms and the provisions of this Note Trust Deed Supplement, the provisions of this Note Trust Deed Supplement shall prevail, save for where any provision of this Note Trust Deed Supplement relates to VAT, in which case the provisions of the Common Terms shall prevail.

1.5	In this Note Trust Deed Supplement:

‘‘Class A Credit Support Annex’’ means a 1995 ISDA Credit Support Annex (Bilateral Form– Transfer) to the Class A Swap Agreement entered into between the Issuer and the Class A Swap Counterparty in support of the obligations of the Class A Swap Counterparty under the Class A Swap Agreement;

‘‘Class A Distribution Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Class A Monthly Distribution Amount’’ has the meaning given to it in the Series 2006-2 Supplement;

‘‘Class A Monthly Distribution Amount’’ has the meaning given to it in Paragraph 12.8.1 of Schedule 2 of this Note Trust Deed Supplement;

‘‘Class A Monthly Principal Amount’’ has the meaning given to it in the Series 2006-2 Supplement;

‘‘Class A Notes’’ means the $660,000,000 Class A Floating Rate Asset Backed Notes scheduled for redemption in October 2009;

‘‘Class A Noteholders’’ means the Noteholders of Class A Notes;

‘‘Class A Swap Agreement’’ means an ISDA Master Agreement between the Issuer and the Class A Swap Counterparty and one or more confirmations entered into pursuant thereto each of which relates to the Class A Notes of Series 2006-2;

‘‘Class B Credit Support Annex’’ means a 1995 ISDA Credit Support Annex (Bilateral Form – Transfer) to the Class B Swap Agreement entered into between the Issuer and the Class B Swap Counterparty in support of the obligations of the Class B Swap Counterparty under the Class B Swap Agreement;

‘‘Class B Distribution Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Class B Monthly Distribution Amount’’ has the meaning given to it in the Series 2006-2 Loan Note Supplement;

‘‘Class B Monthly Principal Amount’’ has the meaning given to it in the Series 2006-2 Supplement;

‘‘Class B Notes’’ means the $41,250,000 Class B Floating Rate Asset Backed Notes scheduled for redemption in October 2009;

‘‘Class B Noteholders’’ means the Noteholders of Class B Notes;

‘‘Class B Swap Agreement’’ means an ISDA Master Agreement between the Issuer and the Class B Swap Counterparty and one or more confirmations entered into pursuant thereto each of which relates to the Class B Notes of Series 2006-2;

‘‘Class C Credit Support Annex’’ means a 1995 ISDA Credit Support Annex (Bilateral Form – Transfer) to the Class C Swap Agreement entered into between the Issuer and the Class C Swap Counterparty in support of the obligations of the Class C Swap Counterparty under the Class C Swap Agreement;

‘‘Class C Distribution Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Class C Monthly Distribution Amount’’ has the meaning given to it in the Series 2006-2 Supplement;

‘‘Class C Monthly Distribution Amount’’ has the meaning given to it in Clause 12.8.1 of Schedule 2 of this Note Trust Deed Supplement;

‘‘Class C Monthly Principal Amount’’ has the meaning given to it in the Series 2006-2 Supplement;

‘‘Class C Notes’’ means the $48,750,000 Class C Floating Rate Asset Backed Notes scheduled for redemption in October 2009;

‘‘Class C Noteholders’’ means the Noteholders of Class C Notes;

‘‘Class C Swap Agreement’’ means an ISDA Master Agreement between the Issuer and the Class C Swap Counterparty and one or more confirmations entered into pursuant thereto each of which relates to the Class C Notes of Series 2006-2;

‘‘Controlled Accumulation Period’’ means, in respect of Series 2006-2, unless an Amortisation Period has earlier commenced, the period commencing on the opening of business on the Controlled Accumulation Period Commencement Date for Series 2006-2 or such later date as is determined in accordance with the provisions of the Series 2006-2 Supplement and ending on the first to occur of (a) the commencement of an Amortisation Period for Series 2006-2 (b) the day the outstanding principal amount of the Series 2006-2 Loan Note is reduced to zero and (c) the date specified in the Final Terms;

‘‘Controlled Accumulation Period Commencement Date’’ means the date specified as such in the Final Terms;

‘‘Counterparty Fault Swap Termination Amount’’ means any termination payment payable by the Issuer pursuant to a Swap Agreement where the Swap Agreement is terminated as a result of a Swap Counterparty Swap Event of Default.

‘‘Credit Support Annexes’’ means the Class A Credit Support Annex, the Class B Credit Support Annex and the Class C Credit Support Annex, and ‘‘Credit Support Annex’’ means any one of them;

‘‘Dealers’’ means HSBC Bank plc and HSBC Securities (USA) Inc. and, in relation to the Class A Notes only, JP Morgan Securities Inc and Banc of America Securities LLC;

‘‘Deferred Subscription Price’’ means the deferred subscription price paid to the Loan Note Issuer No. 1 by the Issuer as additional consideration for the issuance by the Loan Note Issuer No. 1 of the Series 2006-2 Loan Note to the Issuer;

‘‘Documents’’ shall, in respect of Series 2006-2, have the meaning given to ‘‘Series 2006-2 Documents’’;

‘‘Excess Spread Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Expenses Loan Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Final Redemption Date’’ means, in respect of Series 2006-2, 17 October 2011;

‘‘Final Terms’’ means, in respect of Series 2006-2 only, the final terms dated 15 November 2006 in respect of the Series 2006-2 Notes;

‘‘First Interest Payment Date’’ means the date specified in the Final Terms;

‘‘Further Interest’’ shall, in respect of the Series 2006-2 Loan Note, have the meaning given to it in the Series 2006-2 Loan Note Supplement;

‘‘Interest Commencement Date’’ means the date specified in the Final Terms;

‘‘ISDA Master Agreement’’ means a 1992 ISDA Master Agreement (Multicurrency – Cross Border) dated on or around the date hereof between the Issuer and the relevant Swap Counterparty, together with the schedule thereto;

‘‘Issue Date’’ means 22 November 2006;

‘‘Issuer Costs Amount’’ shall have the meaning given to it in the Series 2006-2 Supplement;

‘‘Issuer Costs Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Issuer Fault Swap Termination Amount’’ means any termination payment payable by the Issuer pursuant to a Swap Agreement where the Swap Agreement is terminated otherwise than as a result of a Swap Counterparty Swap Event of Default;

‘‘Issuer Jersey Secured Property’’ shall, in respect of Series 2006-2, have the meaning given to ‘‘Series 2006-2 Issuer Jersey Secured Property’’;

‘‘Issuer Jersey Security Interest’’ means the security interest created pursuant to Clause 6.3 of this Note Trust Deed Supplement in accordance with the requirements of the Jersey Security Interests Law;

‘‘Issuer Profit Amount’’ shall have the meaning given to it in the Series 2006-2 Supplement;

‘‘Issuer Profit Ledger’’ means the ledger so named with respect to the Series 2006-2 Issuer Distribution Account;

‘‘Jersey Assets’’ means in relation to the Issuer all or any of its undertaking, property, assets, rights and revenues whatsoever, present and future, situated in Jersey (including, without limitation, the Issuer Jersey Secured Property);

‘‘Jersey Security Interests Law’’ means the Security Interests (Jersey) Law 1983, as amended;

‘‘Lead Dealer’’ means, in respect of Series 2006-2, HSBC Bank plc;

‘‘Monthly Expenses Loan Amount’’ shall have the meaning given to it in the Series 2006-2 Supplement;

‘‘Monthly Period’’ means the period from and including the first day of a calendar month to and including the last day of the same calendar month;

‘‘Noteholders’’ shall be construed in accordance with the definition of Series 2006-2 Notes in this Note Trust Deed Supplement;

‘‘Note Trust Deed Supplement’’ means, in respect of Series 2006-2 only, this Note Trust Deed Supplement;

‘‘Registrar’’ means the UK Registrar or the US Registrar, as applicable;

‘‘Scheduled Redemption Date’’ means 15 October 2009;

‘‘Secured Obligations’’ shall, in respect of Series 2006-2 only, have the same meaning as ‘‘Series 2006-2 Secured Obligations’’;

‘‘Secured Property’’ shall, in respect of Series 2006-2 only, have the same meaning as ‘‘Series 2006-2 Secured Property’’;

‘‘Security’’ shall, in respect of Series 2006-2 only, have the same meaning as ‘‘Series 2006-2 Security’’;

‘‘Security Documents’’ shall, in respect of Series 2006-2 only, have the same meaning as ‘‘Series 2006-2 Security Documents’’;

‘‘Series 2006-2’’ means the series of Notes designated as such in accordance with the Final Terms;

‘‘Series 2006-2 Charged Accounts’’ means the Series 2006-2 Issuer Distribution Account and any bank or other account in which the Issuer may at any time acquire a Benefit in relation to Series 2006-2 and over which the Issuer has created an Encumbrance in favour of the Note Trustee pursuant to the Note Trust Deed or this Note Trust Deed Supplement in respect of Series 2006-2;

‘‘Series 2006-2 Documents’’ means, in relation to Series 2006-2 only, the Series 2006-2 Loan Note Supplement, each Swap Agreement, this Note Trust Deed Supplement, the Series 2006-2 Subscription Agreement and any other documents in relation to Series 2006-2 to which the Issuer is a party;

‘‘Series 2006-2 Issuer Distribution Account’’ means the account so named in relation to Series 2006-2 opened pursuant to the Issuer Distribution Account Bank Agreement and the relevant Mandate;

‘‘Series 2006-2 Issuer Jersey Secured Property’’ shall mean in respect of Series 2006-2, to the extent that it constitutes a Jersey Asset, all the Issuer's Benefit in the Series 2006-2 Loan Note, including without limitation all rights to receive payment of any amount which may become payable to the Issuer thereunder (in respect of Series 2006-2) or payments received by the Issuer thereunder (in respect of Series 2006-2) or rights to serve notices and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereto;

‘‘Series 2006-2 Loan Note’’ means the loan note issued by the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 to the Issuer under the Series 2006-2 Loan Note Supplement;

‘‘Series 2006-2 Loan Note Supplement’’ means, in respect of Series 2006-2, the loan note supplement relating to Series 2006-2 dated 22 November 2006 and supplemental to the Security Trust Deed;

‘‘Series 2006-2 Notes’’ means the Class A Notes, the Class B Notes and the Class C Notes issued in accordance with the Final Terms;

‘‘Series 2006-2 Secured Creditors’’ means, the Secured Creditors with respect to the Series 2006-2 Secured Obligations;

‘‘Series 2006-2 Secured Obligations’’ means all amounts due to the Secured Creditors in accordance with the Series 2006-2 Documents (other than the Series 2006-2 Subscription Agreement) and any other amounts payable by the Issuer under the Note Trust Deed which the Note Trustee determines in its sole discretion are referable or allocable to Series 2006-2;

‘‘Series 2006-2 Secured Property’’ means, with respect to Series 2006-2, the property of the Issuer from time to time subject, or expressed to be subject, to the Series 2006-2 Security created pursuant to this Note Trust Deed Supplement and any part of that property of the Issuer subject to the security created pursuant to the Note Trust Deed to the extent it is not subject to a prior charge;

‘‘Series 2006-2 Security’’ means the security created or intended to be created, or which may at any time be intended to be created, in favour of the Note Trustee with respect to Series 2006-2, by or pursuant to this Note Trust Deed Supplement and Clause 4 of the Note Trust Deed;

‘‘Series 2006-2 Security Documents’’ means, in relation to Series 2006-2, the Note Trust Deed and this Note Trust Deed Supplement (including the Conditions);

‘‘Series 2006-2 Subscription Agreement’’ means the Subscription Agreement relating to the Series 2006-2 Notes;

‘‘Series 2006-2 Supplement’’ means the supplement dated 22 November 2006 to the Receivables Trust Deed and Servicing Agreement relating to Series 2006-2;

‘‘Swap Agreements’’ means the Class A Swap Agreement, the Class B Swap Agreement and the Class C Swap Agreement and ‘‘Swap Agreement’’ means any one of them;

‘‘Swap Collateral Account’’ means separate accounts opened by the Issuer in relation to any collateral received from the Class A Swap Counterparty, Class B Swap Counterparty or the Class C Swap Counterparty, as the case may be, pursuant to a Credit Support Annex;

‘‘Swap Counterparty Swap Event of Default’’ means in respect of a Swap Agreement, either (i) a termination of such Swap Agreement by the Issuer as a result of the occurrence of an event of default specified in such Swap Agreement, in respect of which event of default the Swap Counterparty is the defaulting party, or (ii) a termination of such Swap Agreement by the Issuer as a result of a downgrade occurring with respect to the rating of the Swap Counterparty which downgrade is not cured by the Swap Counterparty during the requisite cure period pursuant to the terms of the Swap Agreement; and

‘‘Swap Termination Amount’’ means any termination amount payable by either the Issuer or a Swap Counterparty pursuant to the terms of a Swap Agreement.

2.	PROVISIONS SUPPLEMENTAL TO THE NOTE TRUST DEED

2.1	Provisions varying and supplementing Note Trust Deed

The Note Trust Deed shall be supplemented and varied in the manner and to the extent set out below and shall from the Issue Date be read and construed for all purposes as supplemented and varied as set out in Schedule 2 herein and the security trust in respect of Series 2006-2 shall be constituted in accordance with the provisions of the Note Trust Deed as supplemented by this Note Trust Deed Supplement:

2.1.1	Clause 1 of the Note Trust Deed shall be interpreted with respect to Series 2006-2 in accordance with the interpretation provision set out in Clause 1.1 herein and supplemented and varied with respect to Series 2006-2 by the addition of the definitions set out herein;

2.1.2	the requirements of Clause 2.2.6 shall not apply and are hereby waived in respect of this Note Trust Deed Supplement with respect to Series 2006-2;

2.1.3	the Conditions set out in Schedule 1 to the Note Trust Deed shall be supplemented or varied, as applicable, with respect to Series 2006-2 as provided in Schedule 1 hereto; and

2.1.4	Clause 12 (Application of Moneys) of the Note Trust Deed shall be supplemented by the additional provisions set out in Schedule 2 hereto. Clauses 1.1 to 1.7 (inclusive) of the Note Trust Deed, as set out in Schedule 2 hereto, shall be applicable only to Series 2006-2.

3.	AMOUNT, FORM AND STATUS OF THE NOTES

3.1	The Series 2006-2 Notes are constituted by and issued in accordance with the Note Trust Deed and this Note Trust Deed Supplement in the aggregate sterling equivalent principal amount of £397,035,469. Each of the Series 2006-2 Notes shall be in registered form and shall be substantially in the form set out in Schedule 2 of the Note Trust Deed. The Authorised Denomination of the Class A Notes, the Class B Notes and the Class C Notes is $100,000 and amounts in excess thereof which are an integral multiple of $10,000.

3.2	The Series 2006-2 Notes shall be secured by the Encumbrances set out in Clause 6 (Creation of Fixed Security) of this deed and Clause 4 (Security) of the Note Trust Deed.

3.3	The Series 2006-2 Notes will initially be represented by 3 Global Note Certificates in the form contained in Schedule 2 Part A (Form of Global Note Certificate) of the Note Trust Deed. Interests in the Global Note Certificates shall be exchangeable, in accordance with their terms for Individual Note Certificates in the form contained in Schedule 3 Part A (Form of Individual Note Certificate) of the Note Trust Deed.

3.4	The Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements and will be endorsed with the Conditions. The Global Note Certificates and the Individual Note Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Registrar. Note Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

3.5	So long as any of the Series 2006-2 Notes remains outstanding, the Issuer shall not, save to the extent permitted or contemplated by the Series 2006-2 Documents or with the prior written consent of the Note Trustee, sell or otherwise dispose of the Series 2006-2 Secured Property or any interest therein or purport to do so or create or permit to exist any Encumbrance whatsoever upon or affecting any of the Series 2006-2 Secured Property other than as contemplated by this Note Trust Deed Supplement and the Note Trust Deed.

3.6	Deposit of Proceeds of Notes

In order for the issue and due authentication and delivery of the Series 2006-2 Notes referred to in Clause 3.1 to be effected, payments of subscription monies for the Series 2006-2 Notes shall be made in favour of the Issuer or to its order in such account as specified or directed by the Issuer for value on the Issue Date by the Dealers, being a sterling equivalent amount equal to £397,035,469;

3.7	Exercise of Rights

For the purposes of the Note Trust Deed and this Note Trust Deed Supplement all rights, obligations and duties of the Issuer shall be exercised by or at the direction of the Issuer prior to the service of an Enforcement Notice in respect of Series 2006-2 and, after the service of an Enforcement Notice in respect of Series 2006-2, shall be exercised by the Note Trustee.

4.	ISSUER'S UNDERTAKING AND COVENANT TO PAY

4.1	The Issuer undertakes to the Note Trustee (for its own account and as trustee for the other Series 2006-2 Secured Creditors) that it shall duly, unconditionally and punctually pay and discharge to each of the Series 2006-2 Secured Creditors when due all monies and liabilities whatsoever constituting the Series 2006-2 Secured Obligations.

4.2	The Note Trustee shall hold the benefit of the covenant in Clause 3.1 (Covenant to Pay) and the other covenants of the Issuer set out in the Note Trust Deed as incorporated herein on trust for itself and the holders of the Series 2006-2 Notes according to their respective interests.

5.	NEGATIVE COVENANTS

The Issuer covenants to the Note Trustee on the terms of the Issuer Covenants.

6.	CREATION OF FIXED SECURITY

6.1	As continuing security for the payment or discharge of the Series 2006-2 Secured Obligations save to the extent that they constitute Jersey Assets and subject to Clause 9 (Redemption and Release) the Issuer with full title guarantee, in favour of the Note Trustee for the Note Trustee itself and on trust for the Series 2006-2 Secured Creditors, hereby:

6.1.1	assigns by way of first fixed security all the Issuer's Benefit in the Series 2006-2 Loan Note;

6.1.2	assigns by way of first fixed security the Issuer's Benefit in the security interest created in favour of the Security Trustee by the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 pursuant to the Series 2006-2 Loan Note Supplement in respect of the Series 2006-2 Loan Note; and

6.1.3	assigns by way of first fixed security all the Issuer's Benefit in the Series 2006-2 Issuer Distribution Account or to the relevant ledger of any bank or other account in which the Issuer may at any time in respect of Series 2006-2 have any Benefit,

6.1.4	assigns by way of first fixed security the Issuer's Benefit in each Series 2006-2 Document (other than the Note Trust Deed, this Note Trust Deed Supplement and the Series 2006-2 Subscription Agreement and, in respect of the Swap Agreements, subject to the application of the netting and set-off provisions contained therein) (and sums received or recoverable thereunder), including without limitation all rights to receive payment of any amount which may become payable to the Issuer thereunder (in respect of Series 2006-2) or payments received by the Issuer thereunder (in respect of Series 2006-2) or rights to serve notices and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereto.

For the purposes of perfection and in connection with the creation of the security interests pursuant hereto the Issuer agrees to give all notices of assignment necessary to perfect the security interests (including, but not limited to, any which may from time to time be deemed necessary by the Note Trustee).

6.2	Notice of Assignment

The Issuer hereby gives irrevocable notice to each of the Loan Note Issuer No. 1, the Loan Note Issuer No. 2, the Security Trustee and the Account Bank of the assignment by way of security made by the Issuer to the Note Trustee on trust (for itself and the other Series 2006-2 Secured Creditors) under Clause 6.1, which notice the Loan Note Issuer No. 1, the Loan Note Issuer No. 2, the Security Trustee and the Account Bank each acknowledge by execution of this Note Trust Deed Supplement.

For the avoidance of doubt the execution of this Note Trust Deed Supplement by the Security Trustee, the Principal Paying Agent, the Agent Bank, the Bank Account Operator, the US Paying Agent, the UK Registrar, the US Registrar, the UK Transfer Agent, the US Transfer Agent and the Swap Counterparty (the ‘‘Acknowledging Parties’’) is not intended to modify, alter or change and shall not modify, alter or change the Issuer's rights and obligations under any other documents to which it is a party.

6.3	Jersey Security Assignment in respect of Series 2006-2

The Issuer by way of first fixed security for payment and discharge of the Secured Obligations, as beneficial owner thereof and subject always to Clause 9 (Redemption and Release) hereby assigns to the Note Trustee (for itself and on trust for the other Series 2006-2 Secured Creditors) the Series 2006-2 Issuer Jersey Secured Property in order to create a security interest or interests therein pursuant to Article 2(6) of the Jersey Security Interests Law as a continuing security for discharge of the Secured Obligations. The Issuer covenants to join the Note Trustee in giving notice of assignment forthwith upon demand to each party, not a party hereto, from whom the Issuer is entitled to claim the Series 2006-2 Issuer Jersey Secured Property and to procure the acknowledgement of such parties thereto, such notice and acknowledgement to be substantially in the form set out in Schedule 4.

6.4	Jersey Security Interests Law

For the purposes of Article 3 of the Jersey Security Interests Law, and for the avoidance of doubt, it is hereby agreed as follows:

6.4.1	the debtor in respect of the creation of the Issuer Jersey Security Interest is the Issuer;

6.4.2	the secured parties in respect of the creation of the Issuer Jersey Security Interest are the Note Trustee and the Series 2006-2 Secured Creditors, provided however, and all rights in connection therewith are to be exercised by the Note Trustee (on its behalf and on behalf of the Series 2006-2 Secured Creditors) in accordance with the terms of the Note Trust Deed, this Note Trust Deed Supplement and the Jersey Security Interests Law;

6.4.3	the Secured Property in respect of which the Issuer Jersey Security Interest is created comprises the Series 2006-2 Issuer Jersey Secured Property;

6.4.4	the events of default in respect of the Issuer Jersey Security Interest are the events set out in Condition 11 of the Series 2006-2 Notes under the heading ‘‘Events of Default’’;

6.4.5	the obligations in respect of which the Issuer Jersey Security Interest is created comprise the Series 2006-2 Secured Obligations; and

6.4.6	the Issuer and the Security Trustee hereby give notice to the parties hereto from whom the Issuer would have been entitled to claim the Series 2006-2 Issuer Jersey Secured Property, for the purposes of Article 2(8) of the Jersey Security Interests Law, of the creation of the Issuer Jersey Security Interest by way of assignment of the Series 2006-2 Issuer Jersey Secured Property. Each of the parties hereto from whom the Issuer would have been entitled to claim the Series 2006-2 Issuer Jersey Secured Property hereby, by execution of this Note Trust Deed Supplement:

(a)	acknowledges receipt of such notice;

(b)	other than as set out in the relevant documents to which it and the Issuer are party, confirms that it does not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set off or any other rights against the Issuer in respect of the Series 2006-2 Issuer Jersey Secured Property or any part thereof; and has not, as of the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Series 2006-2 Issuer Jersey Secured Property or any part thereof, and

(c)	undertakes in the event that it becomes aware at any time that any person or entity other than the Note Trustee (as trustee for the Series 2006-2 Secured Creditors) has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Series 2006-2 Issuer Jersey Secured Property or any part thereof, it will immediately give written notice of any of the terms of such right or interest, claim or demand or action to both the Note Trustee and the Issuer.

7.	REPRESENTATION AND WARRANTY BY THE ISSUER

7.1	The Issuer represents and warrants to the Note Trustee and, in the case of Clause 7.1.3. below, to each of the Swap Counterparty and the Note Trustee; that:

7.1.1	it has taken all necessary steps to enable it to create the Series 2006-2 Security in respect of the Series 2006-2 Secured Property in accordance with the Note Trust Deed and this Note Trust Deed Supplement and has taken no action or steps which will or may prejudice its right, title and interest in, to and under the Series 2006-2 Secured Property;

7.1.2	the Note Trust Deed and this Note Trust Deed Supplement creates the Series 2006-2 Security it purports to create and such Series 2006-2 Security is not liable to be avoided or otherwise set aside in the winding-up of the Issuer; and

7.1.3	it will keep any collateral received from the Class A Swap Counterparty, Class B Swap Counterparty or Class C Swap Counterparty, as the case may be, pursuant to a Credit Support Annex in separate accounts and that it may only make payments or transfers utilising any monies and securities held in a Swap Collateral Account if such payments and transfers are made in accordance with the terms of the relevant Credit Support Annex.

7.2	Compliance with Regulation AB under the Exchange Act

The Note Trustee represents and warrants that any information that it provides to the Issuer in accordance with Regulation AB under the Exchange Act is correct and is not misleading.

8.	NOTICE OF SECURITY

8.1	Issuer's Notices

The Issuer shall, within seven days of the date hereof, give notice of the Series 2006-2 Security to all relevant parties including the following notices:

8.1.1	to the Account Bank, a Notice of Assignment to the Account Bank in the form of Schedule 3 Part 1 (Notice of Assignment); and

8.1.2	to each of the other parties to the Series 2006-2 Documents, a Notice of Assignment to Transaction Parties in the form of Schedule 3 Part 1 (Notice of Assignment).

8.2	Acknowledgements of Notices

The Issuer shall use all reasonable efforts to procure that each Transaction Party which receives a Notice of Assignment acknowledges receipt of such notice in the form of Schedule 3 Part 2 (Acknowledgement of Assignment).

8.3	Jersey Security Assignment

The Issuer covenants to give notices of assignments to each party from whom the Issuer is entitled to claim the Series 2006-2 Issuer Jersey Secured Property and to procure the acknowledgement of such parties thereto, such notices and acknowledgements to be substantially in the form set out in Schedule 4 (Form of Notice of Assignment – Issuer Jersey security interests).

9.	REDEMPTION AND RELEASE

9.1	Release on payment or discharge

Upon proof being given to the satisfaction of the Note Trustee as to the irrevocable and unconditional payment or discharge of the Series 2006-2 Secured Obligations, the Note Trustee will, at the request and cost of the Issuer, release, discharge or reassign the Series 2006-2 Secured Property to the Issuer or any other person entitled thereto of whom the Note Trustee has notice.

9.2	Following irrevocable discharge in full of the Series 2006-2 Secured Obligations in respect of Series 2006-2 of which the Note Trustee has notice, the Note Trustee shall reassign to the Issuer the Series 2006-2 Issuer Jersey Secured Property in respect of Series 2006-2.

9.3	No avoidance

No assurance, security or payment which is avoided under any enactment relating to bankruptcy or under Sections 238 to 245 or Section 423 of the Insolvency Act or any equivalent provision of common law and no release, settlement or discharge given or made by the Note Trustee in reliance on any such assurance, security or payment shall prejudice or affect the right of the Note Trustee to enforce the Series 2006-2 Security to the full extent of the Series 2006-2 Secured Obligations. The Issuer agrees that, notwithstanding any such avoidance release, settlement or discharge, the Series 2006-2 Security shall be deemed always to have been and to have remained held by the Note Trustee as and by way of security for the payment to or to the order of the Note Trustee of the Series 2006-2 Secured Obligations.

9.4	Form of Release

The Series 2006-2 Security shall be released only upon the execution by or on behalf of the Note Trustee of either an absolute and unconditional release by way of deed or a receipt, in each case relating to all (and not part only) of the Series 2006-2 Secured Obligations.

10.	CONTINUANCE OF SECURITY

The Series 2006-2 Security and the covenants, undertakings and provisions contained in this Note Trust Deed Supplement and the Note Trust Deed shall remain in force as a continuing security to the Note Trustee, notwithstanding any intermediate payment or satisfaction of any part of the Series 2006-2 Secured Obligations or any settlement of account or any other act, event or matter whatsoever, and shall secure the ultimate balance of the Series 2006-2 Secured Obligations.

11.	PAYMENTS PRIOR TO ENFORCEMENT

11.1	Notwithstanding the Series 2006-2 Security, the Note Trustee acknowledges that, until delivery of an Enforcement Notice:

11.1.1	payments becoming due to the Issuer under any of the Series 2006-2 Documents, together with all other monies payable to the Issuer pursuant to any other documents or arrangements to which it is a party and which relate to Series 2006-2, may be made to the Issuer in accordance with the provisions of the relevant Series 2006-2 Documents or (as the case may be) the documents or arrangements concerned to the extent they relate to Series 2006-2;

11.1.2	the Issuer may exercise its rights, powers and discretions and perform its obligations in relation to the Series 2006-2 Secured Property and under the Series 2006-2 Documents in accordance with the provisions of the Series 2006-2 Documents or (as the case may be) such other documents or arrangements; and

11.1.3	amounts standing to the credit of the Series 2006-2 Charged Accounts from time to time may be withdrawn therefrom by the Issuer (or any authorised person on its behalf including the Bank Account Operator) but only for application in accordance with the payments priorities contained in Schedule 2 (Addition to Clause 12 of the Note Trust Deed).

12.	SECURITY ENFORCEABLE

The whole of the Series 2006-2 Security shall become enforceable upon the Note Trustee giving an Enforcement Notice pursuant to the terms of the Note Trust Deed and this Note Trust Deed Supplement subsequent to an Event of Default in respect of Series 2006-2 (subject, in the case of the Issuer Jersey Security Interest, to the Jersey Security Interests Law).

13.	ENFORCEMENT

13.1	Consequences of Enforceable Security

From the date on which the Series 2006-2 Security becomes enforceable in accordance with Clause 12 (Security Enforceable) above and subject to the provisions of the Conditions and the Note Trust Deed including without limitation Clause 11.2 of the Note Trust Deed:

13.1.1	the Note Trustee on behalf of the Series 2006-2 Secured Creditors may enforce its rights in respect of the Series 2006-2 Secured Property;

13.1.2	if it has not already crystallised, the Floating Charge, created pursuant to the Note Trust Deed, shall crystallise;

13.1.3	the Note Trustee may institute such proceedings against the Issuer and take such action as it may think fit to enforce all or any part of the Series 2006-2 Security subject in the case of the Issuer Jersey Security Interest to the Jersey Security Interests Law;

13.1.4	the Note Trustee shall hold upon trust and apply all monies received by it under the Note Trust Deed and this Note Trust Deed Supplement in connection with the realisation of the Series 2006-2 Secured Property or enforcement of the security interest in respect of Series 2006-2 in accordance with the priority of payments upon enforcement as contained in Condition 5;

13.1.5	amounts may be withdrawn from the Series 2006-2 Charged Accounts and each and every Ledger thereto only by the Note Trustee and shall be applied only in accordance with the priority of payments upon enforcement as contained in Condition 5;

13.1.6	the Note Trustee may appoint a Receiver in accordance with Clause 6 (Appointment and Removal of Receiver and Administrator) of the Note Trust Deed;

13.1.7	whether or not it has appointed a Receiver, the Note Trustee may exercise all or any of the powers, authorities and discretions:

(a)	conferred by the Series 2006-2 Security Documents on any Receiver;

(b)	conferred by the LPA (as varied or extended by the Series 2006-2 Security Documents) on mortgagees; or

(c)	otherwise conferred by law on mortgagees or receivers; and

13.1.8	in the case of the Issuer Jersey Security Interest, subject to the provisions of Articles 6(4) and 8(3) of the Jersey Security Interests Law, service by the Note Trustee of a notice upon the Issuer specifying the Event of Default in respect of the Series 2006-2 Notes and, if the default is capable of remedy, requiring the Issuer to remedy it, shall constitute notice for the purposes of the Jersey Security Interests Law of an event of default in respect of such Issuer Jersey Security Interest and the Note Trustee shall have an immediate power of sale over the Series 2006-2 Issuer Jersey Secured Property, without having to apply to the Royal Court of Jersey for authority to exercise the same.

13.2	Further provisions in relation to enforcement of Jersey Security

13.2.1	Following the service of an Enforcement Notice, the power of sale in respect of the Series 2006-2 Issuer Jersey Security Interest shall be exercisable by the Note Trustee in such manner as the Note Trustee may in its discretion deem appropriate and with all powers of a beneficial owner. Without limitation the Note Trustee may, without liability and subject to the Note Trustee having been indemnified in full to its satisfaction, sell or dispose of the whole or part of the Series 2006-2 Issuer Jersey Secured Property at such times and in such manner and generally on such terms and conditions and for such consideration as the Note Trustee may think fit. Any such sale or disposal may be for cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and may be payable immediately or by instalment spread over such a period as the Note Trustee may think fit. The Note Trustee shall have right of recourse to any monies forming part of the Series 2006-2 Issuer Jersey Secured Property and may, without liability and subject to the Note Trustee having been indemnified in full to its satisfaction, apply such monies in the payment or discharge of the Series 2006-2 Secured Obligations, as if such monies were proceeds of sale.

13.2.2	For the avoidance of doubt, the power of attorney granted by the Issuer under Clause 7.5 of the Note Trust Deed is granted in respect of the Series 2006-2 Security created by Clause 6, inter alia, pursuant to Article 5 of the Powers of Attorney (Jersey) Law 1995 for the purposes of facilitating the Note Trustee's powers hereunder and under the Jersey Security Interests Law in respect of the Series 2006-2 Issuer Jersey Security Interest.

14.	COVENANTS OF SWAP COUNTERPARTY

14.1	The Swap Counterparty covenants with the Note Trustee that:

14.1.1	it will comply and be bound by the terms of each Swap Agreement; it will not amend each Swap Agreement without the consent of the Note Trustee; its recourse in respect of its claims under each Swap Agreement is limited to the proceeds of the Series 2006-2 Secured Property following enforcement as provided in the Note Trust Deed and the Common Terms and no debt shall be owed by the Issuer in respect of any shortfall; and it may take no action against the Issuer as provided in the Note Trust Deed and the Common Terms including instituting, or joining with any other person in bringing, instituting or joining, insolvency proceedings (whether court based or otherwise) in relation to the Issuer to enforce its rights; and

14.1.2	it has notice, will comply with and be bound by the Note Trust Deed, this Note Trust Deed Supplement and the Common Terms.

15.	CONSENT TO SUPPLEMENTS AND VARIATIONS

Each Series 2006-2 Secured Creditor (other than the holders of the Series 2006-2 Notes) consents and confirms, and the holders of the Series 2006-2 Notes, by purchasing or subscribing for Series 2006-2 Notes, acknowledge, that, subject to Clause 2.3.2 of the Note Trust Deed, the Note Trust Deed may be supplemented and varied from time to time in accordance with the terms of this Note Trust Deed Supplement or any other Note Trust Deed Supplement. Such supplement or variation may be made without the consent of the Series 2006-2 Secured Creditors and the interests of any Series 2006-2 Secured Creditors shall be subject to any supplement or variation so made.

16.	MISCELLANEOUS

16.1	The Note Trust Deed shall, in relation to the Series 2006-2 Notes, henceforth be read and construed as one document with this Note Trust Deed Supplement.

17.	ACCESSION

17.1	Principal Paying Agent/Paying Agent/Agent Bank

Each of the Principal Paying Agent, the US Paying Agent and the Agent Bank hereby agrees with each other person who is party to the Note Trust Deed that with effect on and from the date hereof it will be bound by the following provisions of the Note Trust Deed and Note Trust Deed Supplement:

(i)	in the case of the Principal Paying Agent, Clauses 2.3, 3.1, 3.6 and 16.2 of the Note Trust Deed and Clauses 6.2, 8, 17.1 and the provisions in Schedule 2 of this Note Trust Deed Supplement;

(ii)	in the case of the US Paying Agent, Clauses 2.3, 3.6 and 16.2 of the Note Trust Deed and Clauses 6.2, 8, 17.1 and the provisions in Schedule 2 of this Note Trust Deed Supplement; and

(iii)	in the case of the Agent Bank, Clauses 2.3, 3.6 and 16.2 of the Note Trust Deed, and Clauses 6.2, 8, 17.1 and the provisions in Schedule 2 of this Note Trust Deed Supplement,

each in respect of the Series 2006-2 Notes as Principal Paying Agent, Paying Agent and Agent Bank, as applicable, as if it had been originally party to the Note Trust Deed in that capacity.

The address for notice of the Principal Paying Agent, Paying Agent and Agent Bank is that specified in the Issuer Master Framework Agreement.

17.2	Bank Account Operator

The Bank Account Operator hereby agrees with each other person who is or becomes a party to the Note Trust Deed that with effect on and from the date hereof it will be bound by the Note Trust Deed in respect of the Series 2006-2 Notes as Bank Account Operator as if it had been originally party to the Note Trust Deed in that capacity.

The address for notice of the Bank Account Operator is that specified in the Issuer Master Framework Agreement.

17.3	Swap Counterparty

The Swap Counterparty hereby agrees with each other person who is or who becomes a party to the Note Trust Deed that with effect on and from the date hereof it will be bound by the Note Trust Deed in respect of the Series 2006-2 Notes as Swap Counterparty as if it had been originally party to the Note Trust Deed in that capacity.

The address for notice of the Swap Counterparty is:

Address:                            8 Canada Square, London, E14 5HQ

Fax:                                    + 44 20 7991 4663

Attention:                           ABS Swaps Desk

18.	GOVERNING LAW

This Note Trust Deed Supplement and all matters arising from or connected with it shall be governed by and construed in accordance with the laws of England save that those parts of this Note Trust Deed Supplement concerned with the creation, subsistence or enforcement of the Issuer Jersey Security Interest shall be governed by and construed in accordance with Jersey law. Provided that if it is a ‘‘qualified’’ indenture for the purpose of the TIA, this Trust Deed Supplement will be subject to the provisions of the TIA that are required to be part of this Note Trust Deed Supplement and shall in such circumstances, and to the extent applicable, be governed by such provisions. However, notwithstanding any other provision of this Note Trust Deed Supplement, all provisions relating to the TIA will only apply as and when this Note Trust Deed Supplement is a ‘‘qualified’’ indenture under the TIA.

IN WITNESS whereof this Note Trust Deed Supplement has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

SCHEDULE 1

SUPPLEMENT TO TERMS AND CONDITIONS OF THE NOTES

SCHEDULE 2

ADDITION TO CLAUSE 12 OF THE NOTE TRUST DEED

1.1	Ledgers in respect of Series 2006-2

The following ledgers in respect of Series 2006-2 have been created in the books of the Issuer in relation to the Series 2006-2 Issuer Distribution Account, each a ‘‘Ledger’’:

1.1.1	the Class A Distribution Ledger;

1.1.2	the Class B Distribution Ledger;

1.1.3	the Class C Distribution Ledger (together with the Class A Distribution Ledger and the Class B Distribution Ledger, the ‘‘Distribution Ledgers’’, each a ‘‘Distribution Ledger’’);

1.1.4	the Issuer Costs Ledger;

1.1.5	the Issuer Profit Ledger;

1.1.6	the Excess Spread Ledger; and

1.1.7	the Expenses Loan Ledger.

1.2	Use of Ledgers in respect of Series 2006-2

1.2.1	The Class A Distribution Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Class A Notes in the Series 2006-2 Issuer Distribution Account and shall also be credited or debited with any Swap Termination Amounts received or paid by the Issuer with respect to the Class A Swap Agreement.

1.2.2	The Class B Distribution Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Class B Notes in the Series 2006-2 Issuer Distribution Account and shall also be credited or debited with any Swap Termination Amounts received or paid by the Issuer with respect to the Class B Swap Agreement.

1.2.3	The Class C Distribution Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Class C Notes in the Series 2006-2 Issuer Distribution Account and shall also be credited or debited with any Swap Termination Amounts received or paid by the Issuer with respect to the Class C Swap Agreement.

1.2.4	The Issuer Costs Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Issuer Costs Amount in the Series 2006-2 Issuer Distribution Account.

1.2.5	The Excess Spread Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Further Interest received under the Series 2006-2 Loan Note in the Series 2006-2 Issuer Distribution Account.

1.2.6	The Issuer Profit Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of the Issuer Profit Amount in the Series 2006-2 Issuer Distribution Account.

1.2.7	The Expenses Loan Ledger shall reflect the amount of monies from time to time held by the Issuer in respect of a Relevant Advance (as defined in the Expenses Loan Agreement) made in relation to Series 2006-2.

1.2.8	The Issuer shall at all times maintain accurate records, or shall procure that accurate records are maintained, reflecting each transaction in each Ledger in respect of the Series 2006-2 Issuer Distribution Account.

1.2.9	The Issuer shall record all monies received or payments made by it in respect of the Series 2006-2 Notes, the Series 2006-2 Loan Note and each Swap Agreement in the manner set out in this Note Trust Deed Supplement and shall cause each Ledger of the Series 2006-2

Issuer Distribution Account to be credited or debited with amounts corresponding to those records. If at any time the Issuer is in any doubt as to which ledger or account a particular amount should be credited to or debited from, it shall consult with the Bank Account Operator and the Bank Account Operator shall be entitled to consult any person it deems appropriate in this regard.

1.2.10	To the extent required, the Bank Account Operator (and any other person so authorised by the Issuer), shall be authorised to make transfers to and from the Series 2006-2 Issuer Distribution Account on the Issuer's behalf in accordance with the terms of this Note Trust Deed Supplement.

1.3	Payments credited to Ledgers in respect of Series 2006-2

1.3.1	On each Distribution Date, the amount equal to the sum of the Class A Monthly Distribution Amount, Class B Monthly Distribution Amount and Class C Monthly Distribution Amount that is used by the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 to pay interest due and unpaid on the Series 2006-2 Loan Note shall be allocated by the Account Bank Operator (on behalf of the Issuer) in accordance with the following instructions of the Issuer for Series 2006-2, which are irrevocable:

(a)	an amount relating to the Class A Monthly Distribution Amount (less the amount relating to the Issuer Costs Amount) (the ‘‘Class A Monthly Distribution Amount’’), if any, shall be credited to the Class A Distribution Ledger together with any Swap Termination Amounts received by the Issuer pursuant to the Class A Swap Agreement;

(b)	an amount relating to the Class B Monthly Distribution Amount shall be credited to the Class B Distribution Ledger together with any Swap Termination Amounts received by the Issuer pursuant to the Class B Swap Agreement;

(c)	an amount relating to the Class C Monthly Distribution Amount (less the amount relating to the Monthly Expenses Loan Amount and the Issuer Profit Amount) (the ‘‘Class C Monthly Distribution Amount’’), if any, shall be credited to the Class C Distribution Ledger together with any Swap Termination Amounts received under the Class C Swap Agreement;

(d)	an amount relating to the Issuer Costs Amount, if any, shall be credited into the Issuer Costs Ledger;

(e)	an amount relating to the Issuer Profit Amount, if any, shall be credited into the Issuer Profit Ledger;

(f)	an amount relating to Further Interest paid in relation to the Series 2006-2 Loan Note, if any, shall be credited into the Excess Spread Ledger; and

(g)	an amount relating to the Monthly Expenses Loan Amount, if any, shall be credited into the Expenses Loan Ledger;

1.3.2	on each Interest Payment Date during an Amortisation Period, or on the relevant Series Scheduled Redemption Date, payments by the Series 2006-2 Loan Note Issuer No. 1 and the Series 2006-2 Loan Note Issuer No. 2 of principal amounts due and unpaid on the Series 2006-2 Loan Note shall be allocated by the Account Bank Operator (on behalf of the Issuer) in accordance with the following instructions of the Issuer for Series 2006-2, which are irrevocable:

(a)	an amount relating to the Class A Monthly Principal Amount, if any, shall be credited to the Class A Distribution Ledger;

(b)	an amount relating to the Class B Monthly Principal Amount, if any, shall be credited to the Class B Distribution Ledger; and

(c)	an amount relating to the Class C Monthly Principal Amount, if any, shall be credited to the Class C Distribution Ledger.

1.4	Application of amounts payable on Distribution Dates not falling in an Amortisation Period

1.4.1	Prior to the service of an Enforcement Notice, on each Distribution Date not falling in an Amortisation Period, the amounts (including revenue and principal) transferred by the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 (or the Bank Account Operator on its behalf) on such Distribution Date, pursuant to the Series 2006-2 Loan Note Supplement, to the Series 2006-2 Issuer Distribution Account together with any interest or investment proceeds earned on each Ledger (net of losses and investment expenses) and any amount received from any Swap Counterparty on or prior to such Distribution Date (and not previously utilised) but excluding any collateral posted by any Swap Counterparty pursuant to the terms of the Swap Agreements and the Credit Support Annexes (in this Clause 12.9 ‘‘Relevant Amounts’’) shall, subject to Clause 1.6, be applied by the Issuer in the order of priority set out as follows:

(1)	Relevant Amounts relating to the Issuer Costs Amount with respect to Series 2006-2 standing to the credit of the Issuer Costs Ledger shall be applied to pay any outstanding costs and expenses of the Issuer represented by such amount and thereafter shall be retained in the Issuer Costs Ledger for payment on a subsequent Business Day;

(2)	in respect of the Class A Notes, Relevant Amounts relating to the Class A Monthly Distribution Amount standing to the credit of the Class A Distribution Ledger shall be paid to the Class A Swap Counterparty as required pursuant to the Class A Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class A Swap Counterparty to or to the order of the Issuer on the relevant Interest Payment Date of the Class A Notes. Such US dollar amount shall be paid by the Issuer as interest to the Class A Noteholders in accordance with and subject to the Conditions of the Class A Notes;

(3)	in respect of the Class A Notes, on the Scheduled Redemption Date, Relevant Amounts in respect of principal relating to the Class A Monthly Principal Amount standing to the credit of the Class A Distribution Ledger shall be paid to the Class A Swap Counterparty pursuant to the terms of the Class A Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class A Swap Counterparty to or to the order of the Issuer on the Scheduled Redemption Date. Such US dollar principal amount shall be paid by the Issuer to the Class A Noteholders and the Class A Notes will be redeemed in accordance with and subject to their Conditions;

(4)	in respect of the Class B Notes, Relevant Amounts relating to the Class B Monthly Distribution Amount standing to the credit of the Class B Distribution Ledger shall be paid to the Class B Swap Counterparty as required pursuant to the Class B Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class B Swap Counterparty to or to the order of the Issuer on the relevant Interest Payment Date of the Class B Notes. Such US dollar amount shall be paid by the Issuer as interest to the Class B Noteholders in accordance with and subject to the Conditions of the Class B Notes;

(5)	in respect of the Class B Notes, on the Scheduled Redemption Date, Relevant Amounts in respect of principal relating to the Class B Monthly Principal Amount standing to the credit of the Class B Distribution Ledger shall be paid to the Class B Swap Counterparty pursuant to the terms of the Class B Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class B Swap Counterparty to or to the order of the Issuer on the Scheduled Redemption Date. Such US dollar principal amount shall be paid by the Issuer to the Class B Noteholders and the Class B Notes will be redeemed in accordance with and subject to their Conditions;

(6)	in respect of the Class C Notes, Relevant Amounts relating to the Class C Monthly Distribution Amount standing to the credit of the Class C Distribution Ledger shall be paid to the Class C Swap Counterparty as required pursuant to the Class C Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class C Swap Counterparty to or to the order of the Issuer on the relevant Interest Payment Date of the Class C Notes. Such US dollar amount shall be paid by the Issuer as interest to the Class C Noteholders in accordance with and subject to the Conditions of the Class C Notes;

(7)	in respect of the Class C Notes, on the Scheduled Redemption Date, Relevant Amounts in respect of principal relating to the Class C Monthly Principal Amount standing to the credit of the Class C Distribution Ledger shall be paid to the Class C Swap Counterparty pursuant to the terms of the Class C Swap Agreement in exchange for an amount in US dollars. Such amount so exchanged will be transferred by the Class C Swap Counterparty to or to the order of the Issuer on the Scheduled Redemption Date. Such US dollar principal amount shall be paid by the Issuer to the Class C Noteholders and the Class C Notes will be redeemed in accordance with and subject to their Conditions;

(8)	in and towards any Counterparty Fault Swap Termination Amount pursuant to the Class A Swap Agreement from the Class A Distribution Ledger;

(9)	in and towards any Counterparty Fault Swap Termination Amount pursuant to the Class B Swap Agreement from the Class B Distribution Ledger;

(10)	in and towards any Counterparty Fault Swap Termination Amount pursuant to the Class C Swap Agreement from the Class C Distribution Ledger;

(11)	any investment proceeds (net of losses and investment expenses) and interest earned on any amounts retained in any Ledger since the preceding Distribution Date shall be credited to the Excess Spread Ledger;

(12)	in and towards payment of any sums due from (or required to be provided for by) the Issuer to meet its liabilities to any Tax Authority from the Issuer Profit Ledger;

(13)	Relevant Amounts standing to the credit of the Expenses Loan Ledger shall be applied to pay any amounts due and unpaid pursuant to the Expenses Loan Agreement in respect of Series 2006-2;

(14)	Relevant Amounts identified as the Issuer Profit Amount in respect of Series 2006-2 shall be retained in the Issuer Profit Ledger; and

(15)	the remainder (if any) including sums on the Excess Spread Ledger shall be paid to the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 as Deferred Subscription Price for that Distribution Date in respect of Series 2006-2 in an amount relating to the amount of Further Interest received by the Issuer in respect of each Class and Sub-Class of Series 2006-2 and not otherwise utilised to make any of the payments in items (1) to (14) above;

provided that, where the full amount of any payment described above cannot be made due to insufficiency in the funds credited to any relevant Ledger of the Series 2006-2 Issuer Distribution Account, such deficiency in payment of such Ledger shall be deferred to the next and succeeding Distribution Date.

1.4.2	All amounts paid from each Ledger pursuant to the priority of payments specified in Sub-clause 1.4.1 shall be debited accordingly from each such Ledger.

1.5	Application of amounts payable on Distribution Dates falling in an Amortisation Period

1.5.1	Prior to the service of an Enforcement Notice, on each Distribution Date falling in an Amortisation Period, the amounts (including revenue and principal) transferred by the

Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 (or the Bank Account Operator on its behalf) on such Distribution Date, pursuant to the Series 2006-2 Loan Note Supplement, to the Series 2006-2 Issuer Distribution Account together with any interest or investment proceeds earned on each Ledger (net of losses and investment expenses) and any amount received from any Swap Counterparty on or prior to such Distribution Date (and not previously utilised) but excluding any collateral posted by any Swap Counterparty pursuant to the terms of the Swap Agreements and the Credit Support Annexes (in this Clause 1.5 ‘‘Relevant Amounts’’) shall, subject to Clause 1.6, be applied by the Issuer in the order of priority set out as follows:

(1)	Relevant Amounts relating to the Issuer Costs Amount with respect to Series 2006-2 standing to the credit of the Issuer Costs Ledger shall be applied to pay any outstanding costs and expenses of the Issuer represented by such amount and thereafter shall be retained in the Issuer Costs Ledger for payment on a subsequent Business Day;

(2)	in respect of the Class A Notes, if the Class A Swap Agreement has not terminated, Relevant Amounts relating to, in priority (i) the Class A Monthly Distribution Amount standing to the credit of the Class A Distribution Ledger (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and (ii) the Class A Monthly Principal Amount standing to the credit of the Class A Distribution Ledger shall be paid to the Class A Swap Counterparty pursuant to the terms of the Class A Swap Agreement in exchange for an amount in US dollars. Such US dollar amount so exchanged will be transferred by the Class A Swap Counterparty to or to the order of the Issuer. Such US dollar amounts in respect of (i) and (ii) shall be paid by the Issuer to the Class A Noteholders in respect of interest and principal respectively and the Class A Notes will be redeemed in accordance with and subject to their Conditions;

(3)	in respect of the Class A Notes if the Class A Swap Agreement has terminated, the following payments shall be made from the Class A Distribution Ledger pari passu and in no priority between both following items but in proportion to the respective amounts due:

(I)	in and towards any Issuer Fault Swap Termination Amount for the Class A Notes; and

(II)	in and towards payments of amounts due and unpaid in respect of the Class A Notes in priority, first to interest (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and secondly in and towards the Principal Amount Outstanding of the Class A Notes and the Class A Notes will be redeemed in accordance with and subject to their Conditions (following exchange by the Agent Bank of all such amounts into US dollars in accordance with the Agency Agreement);

(4)	in respect of the Class B Notes, if the Class B Swap Agreement has not terminated, Relevant Amounts relating to, in priority (i) the Class B Monthly Distribution Amount standing to the credit of the Class B Distribution Ledger (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and (ii) the Class B Monthly Principal Amount standing to the credit of the Class B Distribution Ledger shall be paid to the Class B Swap Counterparty pursuant to the terms of the Class B Swap Agreement in exchange for an amount in US dollars. Such US dollar amount so exchanged will be transferred by the Class B Swap Counterparty to or to the order of the Issuer. Such US dollar amounts in respect of (i) and (ii) shall be paid by the Issuer to the Class B Noteholders in respect of interest and principal respectively and the Class B Notes will be redeemed in accordance with and subject to their Conditions;

(5)	in respect of the Class B Notes, if any Class B Swap Agreement has terminated, the following payments shall be made from the Class B Distribution Ledger pari passu and in no priority between both following items but in proportion to the respective amounts due:

(I)	in and towards any Issuer Fault Swap Termination Amount for the Class B Notes; and

(II)	in and towards payments of amounts due and unpaid in respect of the Class B Notes in priority, first to interest (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and secondly in and towards the Principal Amount Outstanding of the Class B Notes and the Class B Notes will be redeemed in accordance with and subject to their Conditions (following exchange by the Agent Bank of all such amounts into US dollars in accordance with the Agency Agreement);

(6)	in respect of the Class C Notes, if the Class C Swap Agreement has not terminated, Relevant Amounts relating to, in priority (i) the Class C Monthly Distribution Amount standing to the credit of the Class C Distribution Ledger (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and (ii) the Class C Monthly Principal Amount standing to the credit of the Class C Distribution Ledger shall be paid to the Class C Swap Counterparty pursuant to the terms of the Class C Swap Agreement in exchange for an amount in US dollars. Such US dollar amount so exchanged will be transferred by the Class C Swap Counterparty to or to the order of the Issuer. Such US dollar amounts in respect of (i) and (ii) shall be paid by the Issuer to the Class C Noteholders in respect of interest and principal respectively and the Class C Notes will be redeemed in accordance with and subject to their Conditions;

(7)	in respect of the Class C Notes if any Class C Swap Agreement has terminated, the following payments shall be made from the Class C Distribution Ledger pari passu and in no priority between both following items but in proportion to the respective amounts due:

(I)	in and towards any Issuer Fault Swap Termination Amount for the Class C Notes; and

(II)	in and towards payments of amounts due and unpaid in respect of the Class C Notes in priority, first to interest (such monies to be applied first to the payment of any Interest Amount, then any outstanding Deferred Interest and, thereafter, any Additional Interest) and secondly in and towards the Principal Amount Outstanding of the Class C Notes and the Class C Notes will be redeemed in accordance with and subject to their Conditions (following exchange by the Agent Bank of all such amounts into US dollars in accordance with the Agency Agreement);

(8)	in and towards any Counterparty Fault Swap Termination Amount pursuant to any Class A Swap Agreement from the Class A Distribution Ledger;

(9)	in and towards any Counterparty Fault Swap Termination Amount pursuant to any Class B Swap Agreement from the Class B Distribution Ledger;

(10)	in and towards any Counterparty Fault Swap Termination Amount pursuant to any Class C Swap Agreement from the Class C Distribution Ledger;

(11)	any investment proceeds (net of losses and investment expenses) and interest earned on any amounts retained in any Ledger shall be credited to the Excess Spread Ledger;

(12)	in and towards payment of any sums due from (or required to be provided for by) the Issuer to meet its liabilities to any Tax Authority from the Issuer Profit Ledger;

(13)	Relevant Amounts standing to the credit of the Expenses Loan Ledger shall be applied to pay any amounts due and unpaid pursuant to the Expenses Loan Agreement in respect of Series 2006-2;

(14)	Relevant Amounts identified as the Issuer Profit Amount in respect of Series 2006-2 shall be retained in the Issuer Profit Ledger; and

(15)	the remainder (if any) including sums on the Excess Spread Ledger shall be paid to the Loan Note Issuer No. 1 and the Loan Note Issuer No. 2 as Deferred Subscription Price for that Distribution Date in respect of Series 2006-2 in an amount relating to the amount of Further Interest received by the Issuer in respect of each Class and Sub-Class of Series 2006-2 and not otherwise utilised to make any of the payments in items (1) to (14) above.

provided that, where the full amount of any payment described above cannot be made due to insufficiency in the funds credited to any relevant Ledger of the Series 2006-2 Issuer Distribution Account, such deficiency in payment of such Ledger shall be deferred to the next and succeeding Distribution Date.

1.5.2	All amounts paid from each Ledger pursuant to the priority of payments specified in Sub-clause 1.5.1 shall be debited accordingly from each Ledger.

1.6	If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest on any Series 2006-2 Note by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, payments by the Issuer to the relevant Noteholder will be reduced accordingly and neither the Issuer, nor the Note Trustee, will be required to make any additional payments to the holders of the Series 2006-2 Notes affected for that withholding or deduction. Such reduced payments will not be treated as deferred interest and, accordingly, will not bear additional interest.

1.7	Additional provision relating to post enforcement payments

Notwithstanding the security rights created in respect of Series 2006-2 by this Series 2006-2 Note Trust Deed Supplement or the Note Trust Deed, but subject always to the provisions of the Jersey Security Interests Law in relation to the Series 2006-2 Issuer Jersey Secured Property, the Note Trustee, each of the Series 2006-2 Secured Creditors (other than the holders of the Series 2006-2 Notes) and the Issuer hereby agrees, and the holders of the Series 2006-2 Notes, by purchasing or subscribing for Series 2006-2 Notes, acknowledge, that any monies whatsoever recovered by each of them or on their behalf whether by the Note Trustee or otherwise after the giving of an Enforcement Notice in relation to Series 2006-2, shall be held on trust by them and forthwith paid to the Note Trustee (and pending such payment shall be held on trust for the Note Trustee) for application in accordance with the provisions of, and, where applicable, the order of priorities set out in Condition 5.

SCHEDULE 3

FORM OF NOTICE TO TRANSACTION PARTIES

Part 1
Notice of Assignment

From:    Turquoise Card Backed Securities plc

Law Debenture Trust Company of New York

To:        [Name of each party to a Series 2006-2 Document other than the Issuer or the Note Trustee]

[•]

Dear Sirs,

TURQUOISE CARD BACKED SECURITIES PLC

We hereby give you notice that, by an Note Trust Deed Supplement dated [•] 2006 and made between, inter alios, Turquoise Card Backed Securities plc (the ‘‘Issuer’’) and Law Debenture Trust Company of New York (the ‘‘Note Trustee’’) (the ‘‘Note Trust Deed Supplement’’), the Issuer assigned to the Note Trustee by way of security the Issuer's Benefit in the Series 2006-2 Documents.

Subject to any other instructions given to any of you by the Note Trustee, you are instructed to deal with the Issuer in relation to the Series 2006-2 Documents as if the assignment referred to in the preceding paragraph had not taken place, save that you are not authorised to recognise the exercise by the Issuer of any right to vary or terminate the Series 2006-2 Documents unless the prior written consent of the Note Trustee to such exercise has been obtained.

This notice is irrevocable. Please acknowledge receipt of this notice to the Note Trustee on the enclosed Acknowledgement of Assignment. Words and expressions used in this Notice shall have the meanings assigned to them in both Schedule 1 of the Issuer Master Framework Agreement dated 23    May 2006 (as amended and restated from time to time) made between, inter alios, the Issuer and the Note Trustee and the Note Trust Deed Supplement.

This notice shall be governed by and construed in accordance with English law.

Yours faithfully,

For and on behalf of
TURQUOISE CARD BACKED SECURITIES PLC

For and on behalf of
LAW DEBENTURE TRUST COMPANY OF NEW YORK

Part 2
Acknowledgement of Assignment

From:    [Name of relevant party to Series 2006-2 Document[s]]

To:         Turquoise Card Backed Securities plc
                Law Debenture Trust Company of New York

[•]

Dear Sirs,

TURQUOISE CARD BACKED SECURITIES PLC

We hereby acknowledge receipt of the Notice of Assignment dated [•] 2006 relating to the Note Trust Deed Supplement dated 22 November 2006. We further acknowledge that the assignment is effective to confer on you the Benefit of the Series 2006-2 Documents made between, among others, the Issuer and the undersigned.

We confirm that as at the date of this Acknowledgement of Assignment we have not received from any other person any notice of assignment or charge of, or of any interest in, the Series 2006-2 Documents.

We confirm that we accept the authorisation and instructions contained in the Notice and we undertake to act in accordance with and to comply with the terms of this Notice.

We agree not to recognise the exercise by the Issuer of any right to vary or terminate the Series 2006-2 Documents without your prior written consent and to give you notice forthwith of any attempt by the Issuer to do so. We further agree not to amend or modify the Series 2006-2 Documents without your prior written approval.

Words and expressions used in this acknowledgement shall have the meanings assigned to them in both Schedule 1 of the Issuer Funding Master Framework Agreement dated 23 May 2006 (as amended and restated from time to time) made between, inter alios, the Issuer and the Note Trustee and the Note Trust Deed Supplement.

This acknowledgement shall be governed by and construed in accordance with English law.

Yours faithfully,

For and on behalf of
[Name of relevant party to Series 2006-2 Document[s]]

SCHEDULE 4

FORM OF NOTICE OF ASSIGNMENT – ISSUER JERSEY SECURITY INTERESTS

(FOR THE PURPOSES OF THE SECURITY INTERESTS (JERSEY) LAW 1983, AS
AMENDED
(THE ‘‘JERSEY SECURITY INTERESTS LAW’’))

To:	Bedell Trust Company Limited (the ‘‘Loan Note Registrar’’)
From:	Turquoise Card Backed Securities plc (the ‘‘Issuer ’’)
And From:	Law Debenture Trust Company of New York as note trustee (the ‘‘Note Trustee’’)

We hereby give you notice that by the Series 2006-2 Note Trust Deed Supplement relating to the Issuer’s Series 2006-2 Notes (the ‘‘Series 2006-2 Supplement’’) dated 22 November 2006 and made between the Issuer (1), the Note Trustee (2), HSBC Bank plc (as Swap Counterparty) (3) and HSBC Bank Plc (as Principal Paying Agent, as UK Transfer Agent and as Agent Bank) (4) HSBC Bank USA, National Association (as US Registrar, US Transfer Agent and as US Paying Agent) (5) and HSBC Bank plc (as Bank Account Operator) (6), for the purposes of creating a security interest therein in favour of the Note Trustee in accordance with the Jersey Security Interests Law, the Issuer has assigned the following property to the extent that the same is situate in Jersey at any relevant time to the Note Trustee:

to the extent that it constitutes a Jersey Asset, all the Issuer's Benefit in the Series 2006-2 Loan Note, including without limitation all rights to receive payment of any amount which may become payable to the Issuer thereunder (in respect of Series 2006-2) or payments received by the Issuer thereunder (in respect of Series 2006-2) or rights to serve notices and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereto (the ‘‘Assigned Property’’).

We irrevocably and unconditionally authorise and instruct you (notwithstanding any previous instructions of any kind which the Issuer may have given to you) to disclose to the Note Trustee such information relating to the Assigned Property as it may from time to time require.

This notice may not be varied or revoked without the prior consent of the Note Trustee.

We shall be grateful if you will sign and forward to the Note Trustee the enclosed form of acknowledgement.

Terms used in this notice shall have the same meaning as in the Series 2006-2 Supplement unless otherwise defined in this notice or the context requires otherwise.

This notice shall be governed by and construed in accordance with the laws of Jersey.

Date: [•] 2006

Signed by
For and on behalf of the Issuer as assignor under the Series 2006-2 Supplement and as debtor for the purposes of the Jersey Security Interests Law	for and on behalf of the Note Trustee as secured party under the Series 2006-2 Supplement and for the purposes of the Jersey Security Interests Law

Acknowledgement

To:	Law Debenture Trust Company of New York (as Note Trustee)
And To:	Turquoise Card Backed Securities plc (as Issuer)
From:	Bedell Trust Company Limited (as Loan Note Registrar)

We hereby acknowledge receipt of a notice (the ‘‘Notice’’) dated [•] 2006 addressed to us by you.

We confirm that we accept the authorisations and instructions contained in the Notice and we undertake to act in accordance and comply with the terms of the Notice.

We confirm as follows:

1.	other than as set out in the relevant documents to which we and the Issuer are party, we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set off or any other rights against the Issuer in respect of the Assigned Property or any part thereof; and

2.	we have not, as of the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Assigned Property or any part thereof.

We undertake that, in the event of our becoming aware at any time that any person or entity other than the Note Trustee (as trustee for the Series 2006-2 Secured Creditors) has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Assigned Property or any part thereof, we will immediately give written notice of any of the terms of such rights or interest, claim or demand or action to both the Note Trustee and the Issuer.

Terms used herein shall, unless the context requires otherwise, have the same meaning as in the Notice.

This acknowledgement shall be governed by and construed in accordance with the laws of Jersey.

Date: [•] 2006

Signed by

For and on behalf of
Bedell Trust Company Limited (as Loan Note Registrar)

EXECUTION PAGES

Issuer

EXECUTED as a deed by	)
TURQUOISE CARD BACKED SECURITIES PLC	)

By:    /s/ PAUL WINSHIP

____________________________________________________
Director

Note Trustee and Security Trustee

LAW DEBENTURE TRUST
COMPANY OF NEW YORK as
Security Trustee and Note Trustee

By    /s/ DANIEL R. FISHER

Name

Title    Senior Vice President

Principal Paying Agent, UK Registrar, Agent Bank, UK Transfer Agent

EXECUTED as a deed	)
By	)/s/ RICHARD BLACKBURN
acting as attorney	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Signature of witness:	/s/ LINDSEY HAIG
Name of witness:	Lindsey Haig
Address:	6 Wiltshire House, 2 Maidstone Buildings Mews, London, SE1 1GH
Occupation:	Solicitor

Loan Note Issuer No. 1

EXECUTED as a deed by	) /s/ MICHAEL ROBINSON
TURQUOISE FUNDING 1 LIMITED	)

By: Michael Robinson

Alternate Director

Loan Note Issuer No. 2

EXECUTED as a deed by	) /s/ MICHAEL ROBINSON
TURQUOISE FUNDING 2 LIMITED	)

By: Michael Robinson

Alternate Director

Class A Swap Counterparty, Class B Swap Counterparty, Class C Swap Counterparty
EXECUTED as a deed	)
By	) /s/ MICHAEL P DOHERTY
acting as attorney	)
for and on behalf of	)
HSBC USA Inc.	)
in the presence of:	)

Signature of witness:
Name of witness:
Address:
Occupation:

Bank Account Operator
EXECUTED as a deed	)
By	) /s/ RICHARD BLACKBURN
acting as attorney	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Signature of witness:	/s/ LINDSEY HAIG
Name of witness:	Lindsey Haig
Address:	6 Wiltshire House, 2 Maidstone Buildings Mews, London, SE1 1GH
Occupation:	Solicitor

Account Bank

EXECUTED as a deed	)
By	) /s/ RICHARD BLACKBURN
acting as attorney	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Signature of witness:	/s/ LINDSEY HAIG
Name of witness:	Lindsey Haig
Address:	6 Wiltshire House, 2 Maidstone Buildings Mews, London, SE1 1GH
Occupation:	Solicitor

US Registrar, US Paying Agent, US Transfer Agent

EXECUTED as a deed by	)
HSBC BANK USA, NATIONAL ASSOCIATION	)

By:  /s/ PAUL OLIVE

Authorized Signatory